UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported):  August 7, 2012

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Bull Street, Savannah, Georgia 31401
(Address of principal executive offices) (Zip Code)

(912) 629-6486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2012, The Savannah Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SCBT Financial Corporation, a South Carolina corporation (“SCBT Financial”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Company will merge with and into SCBT Financial (the “Merger”), with SCBT Financial continuing as the surviving corporation (the “Surviving Corporation”). The Merger Agreement also provides that, immediately following the closing of the Merger (the “Closing”), The Savannah Bank, N.A., a national banking association and wholly-owned subsidiary of the Company (“Savannah Bank”), and Bryan Bank & Trust, a Georgia banking corporation and wholly-owned subsidiary of the Company (“Bryan,” and together with Savannah Bank, the “Company Bank Subsidiaries”), will merge with and into SCBT (the “Bank Merger”), a South Carolina banking corporation and wholly-owned subsidiary of SCBT Financial (the “Buyer Bank”), with Buyer Bank continuing as the surviving bank following the Bank Merger. The Merger Agreement was unanimously approved by the board of directors of each of the Company and SCBT Financial.

At the Closing of the Merger, each outstanding share of the Company’s common stock (the “Company Common Stock”) will be converted into the right to receive 0.2503 shares of common stock of SCBT Financial (“SCBT Common Stock”), subject to the payment of cash in lieu of fractional shares of SCBT Common Stock.

The Merger Agreement contains customary representations and warranties from the Company and SCBT Financial, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) each party’s obligations to facilitate its shareholders’ consideration of, and voting upon, the necessary approval in connection with the Merger, (3) the recommendation by the board of directors of each party in favor of the necessary approval by its shareholders, (4) the Company’s non-solicitation obligations relating to alternative business combination transactions, and (5) SCBT Financial’s obligation to establish an advisory board consisting of the current directors of the Company, and the obligation of such directors to enter into advisory board member agreements (the “Advisory Board Member Agreements”).

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by the Company’s shareholders and of the share issuance by SCBT Financial’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of the SCBT Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the SCBT Common Stock to be issued in the Merger.  Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended, and (4) absence of a material adverse effect on the other party.  SCBT Financial’s obligation to complete the Merger is further subject to additional customary conditions, including (1) the imminent occurrence of the Bank Merger and the termination of any agreements, orders, directives, resolutions or other similar understandings with any regulatory agency that restricts the conduct of Company Bank Subsidiaries, (2) the continued employment, in good standing, of certain key employees of the Company or one of its subsidiaries, and the imminent effectiveness of their employment agreements with SCBT Financial and (3) the execution and delivery of an Advisory Board Member Agreement by each of the then-sitting members of the board of directors of the Company.

The Merger Agreement provides certain termination rights for both the Company and SCBT Financial and further provides that upon termination of the Merger Agreement under certain circumstances, SCBT Financial or the Company will be obligated to pay the Company, or SCBT Financial, as applicable, a termination fee of $2,600,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, SCBT Financial or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, SCBT Financial or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, SCBT Financial entered into a Voting and Support Agreement with each of the directors of the Company and certain other executive officers and shareholders of the Company (collectively, the “Voting Agreements”).  The parties to the Voting Agreements beneficially own in the aggregate approximately 21% of the outstanding shares of Company Common Stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of Company Common Stock in favor of the Merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Company Common Stock prior to the consummation of the Merger.  The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Advisory Board Member Agreements

SCBT Financial will establish an advisory board consisting of each of the members of the Company’s board of directors and any additional individuals appointed by SCBT Financial in its sole discretion to monitor the operations in the Savannah, Georgia area.  In connection with joining the advisory board, each sitting member of the Company’s board of directors as of the Closing (each a “Savannah Director”) will enter into an Advisory Board Member Agreement, which generally provides for each such Savannah Director to receive advisory fees, paid monthly, for the three-year period immediately following the Closing that are equivalent to the board retainer fees paid to the Savannah Directors immediately prior to the Closing in exchange for each Savannah Director agreeing to non-competition and non-solicitation (with respect to both customers and employees) covenants for the three-year period immediately following the Closing.

The foregoing description of the Advisory Board Member Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Advisory Board Member Agreements, which is included as Exhibit B to the Merger Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Item 8.01.	Other Events.

As reflected in the Company’s consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ending March 31, 2012, the Company had recorded $12.3 million of deferred tax assets. These tax assets were recorded as a result of temporary book and tax differences and federal and state tax carryforwards.

Accounting standards provide guidance for determining when a company is required to record a valuation allowance against its deferred tax assets. A valuation allowance is required for deferred tax assets if, based on available evidence, it is more likely than not that all or some portion of the asset may not be realized due to the inability to generate sufficient taxable income in the period and/or of the character necessary to utilize the benefit of the deferred tax asset. In making this assessment, all sources of taxable income available to realize the deferred tax asset are considered, including taxable income in prior carry-back years, future reversals of existing temporary differences, tax planning strategies, and future taxable income exclusive of reversing temporary differences and carry-forwards. The predictability that future taxable income, exclusive of reversing temporary differences, will occur is the most subjective of the sources listed. The presence of cumulative losses in recent years is considered significant negative evidence, making it difficult for a company to rely on future taxable income, exclusive of reversing temporary differences and carry-forwards, as a reliable source of taxable income to realize a deferred tax asset.  Judgment is a critical element in making this assessment. Changes in the valuation allowance that result from favorable changes in those circumstances that cause a change in judgment about the realization of deferred tax assets in future years are recorded through income tax expense.

As a result of entering into the Merger Agreement, and thus contractually agreeing to forego certain other strategic initiatives that the Company had previously intended to pursue, the positive evidence considered in support of the Company’s use of forecasted future earnings as a source of realizing deferred tax assets became insufficient to overcome the negative evidence associated with its pre-tax cumulative loss position.  In assessing the need for a valuation allowance, the Company considered all available evidence about the realization of deferred tax assets, both positive and negative, that could be objectively verified.  Accordingly, the Company presently expects to record a valuation allowance against its deferred tax assets in the range of $12 to $13 million during the quarter ending September 30, 2012.  The valuation allowance is not reflected in the Company’s consolidated financial statements for the quarter ended June 30, 2012, because, while the Company’s entrance into the Merger Agreement is a subsequent event for purposes of the quarter ended June 30, 2012, the conditions that the Company considered in determining to record a valuation allowance were not present at any time during the quarter ended June 30, 2012.

As a result, the Company will record the allowance against its deferred tax asset through income tax expense, which will reduce our net income on our statement of operations and reduce our shareholder’s equity by the same amount.  However, this should not have a material effect on the regulatory capital ratios of the Company or its subsidiaries, in that a significant portion of this deferred tax asset was already disallowed for regulatory capital purposes.

In connection with the other strategic initiatives that the Company was pursuing up to and until the time that the Company entered into the Merger Agreement, the Company prepaid total expenses of approximately $850,000.  As a result of entering into the Merger Agreement, the Company will expense these amounts during the quarter ending September 30, 2012.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.                                            Description

2.1	Agreement and Plan of Merger, dated as of August 7, 2012, by and between SCBT Financial Corporation and The Savannah Bancorp, Inc.

10.1	Form of Voting and Support Agreement (included as Exhibit A to the Agreement and Plan of Merger, filed as Exhibit 2.1 of this Form 8-K).

Important Additional Information

The Company and SCBT Financial will prepare and file a joint proxy statement and registration statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”) and appropriate state and federal banking authorities as soon as is practical.  THE COMPANY’S SHAREHOLDERS ARE URGED TO

READ SUCH JOINT PROXY AND REGISTRATION STATEMENTS REGARDING THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THESE WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial and the Company, at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either The Savannah Bancorp, 25 Bull Street, Savannah, Georgia 31401, Attention: Michael W. Harden, Chief Financial Officer, or SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer.

The Company, SCBT Financial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger.  Information about the Company’s directors and executive officers and their ownership of the Company common stock is set forth in the Company’s most recent proxy statement as filed with the SEC on April 9, 2012, which is available at the SEC’s Internet site (http://www.sec.gov) and at the Company’s address in the preceding paragraph.  Information about SCBT Financial’s directors and executive officers is set forth in SCBT Financial’s most recent proxy statement filed with the SEC on March 20, 2012 and available at the SEC’s internet site and from SCBT Financial at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement and registration statement regarding the proposed transaction when it becomes available.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control.  When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all; the outcome of any legal proceedings that may be instituted against the Company and SCBT Financial; the terms of the proposed Merger may need to be unfavorably modified to satisfy such approvals or conditions; the anticipated benefits from the proposed Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the potential inability to promptly and effectively integrate the businesses of the Company and SCBT Financial; reputational risks and the reaction of the companies’ customers to the proposed Merger; diversion of management time on Merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC.

By: /s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date: August 10, 2012

EXHIBIT INDEX

Exhibit No.                                  Description

2.1	Agreement and Plan of Merger, dated as of August 7, 2012, by and between SCBT Financial Corporation and The Savannah Bancorp, Inc.

10.1	Form of Voting and Support Agreement (included as Exhibit A to the Agreement and Plan of Merger, filed as Exhibit 2.1 of this Form 8-K).